Exhibit 10.7

General Release

To all to whom these Presents shall come or may Concern, Know That Dr. Robert D. Pfeffer with an address of 1070 Park Avenue New York, NY 10128 as RELEASOR, in consideration of the sum of Two Hundred Twenty One Thousand Nine Hundred Ninety-Nine ($221,999.99) Dollars and other good and valuable consideration, received from Biovest International, Inc., receipt whereof is hereby acknowledged, releases and discharges Biovest International, Inc. (hereinafter referred to collectively as the “the RELEASEE”), the RELEASEE’S former and present subsidiaries, parent entities, affiliates, divisions, licensees, receivers, distributors, successors and assigns, and the present, former and future officers, directors and shareholders of the foregoing entities, and their heirs, executors, administrators, attorneys, associates, agents, successors, assigns, and anyone affiliated with or acting on behalf of any of them (collectively, the “RELEASED PARTIES”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE and the RELEASED PARTIES, the RELEASOR, RELEASOR’S attorneys, associates, agents, successors, assigns, heirs, parent or subsidiary corporations, and anyone affiliated with or acting on behalf of any of them, ever had, now have or hereafter can, shall or may have, from the beginning of the world to the day of the date of this RELEASE.

The words “RELEASOR” and “RELEASEES” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASOR has hereunto set RELEASOR’S hand and seal on the      day of February 2006

Executed and delivered in presence of

Dr. Robert D. Pfeffer

By:

ACKNOWLEDGMENT

State of New York	)
	)	ss.:
County of New York	)

On                         , 2006 personally appeared Dr. Robert D. Pfeffer personally known to me or proved to me on the basis of satisfactory evidence be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the forgoing general release.

Notary Public